Spitzer & Feldman P.C.
                                 405 Park Avenue
                               New York, NY 10022

                                                              August 8, 2002


AIP Alternative Strategies Funds
142 Hardscrabble Lake Dr.
Chappaqua, NY 10514


Gentlemen:

     We have acted as counsel to AIP Alternative Strategies Funds (the "Trust"), a Delaware business trust, in connection with the preparation and filing of the Registration Statement of the Trust filed on Form N-1A (the "Registration Statement") covering shares of beneficial interest of the Trust, par value $0.001 per share.

     We have examined originals or copies of the Certificate of Trust, Certificate of Amendment to the Certificate of Trust, Declaration of Trust, By-Laws of the Trust, the Registration Statement, and such other trust records, proceedings and documents, including the draft minutes of the Board of Trustees of the Trust, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

     The opinions expressed herein are limited to matters governed by the laws of the States of Delaware and New York and the Federal Securities Laws. We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions, except as to matters of federal law.

     Based upon and subject to the foregoing, we are of the opinion that the shares of beneficial interest, par value $0.001 per share, of the Trust, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement and when issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Trust's Prospectus and the Statement of Additional Information, included as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Spitzer & Feldman P.C.
                                                     ---------------------------
                                                     Spitzer & Feldman P.C.